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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference and the use in this Registration Statement of Glacier Water Services, Inc. on Form S-2 of our report dated
May 9, 1997 relating to the financial statements of the Aqua-Vend Business (Certain Operations of McKesson Water Products Company) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Deloitte & Touche LLP

San Francisco, California

January 7, 1998